UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                February 24, 2011
                Date of Report (Date of Earliest Event Reported)


                              CASEY CONTAINER CORP
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                       333-140445               20-5619324
(State of Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)        File Number)          Identification No.)

                  7255 East Alfredo Drive, Scottsdale, AZ 85258
              (Address of Principal Executive Offices) (Zip Code)

                                  602-819-4181
              (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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                                TABLE OF CONTENTS

Item 8.01 Other Events                                                        2

Item 9.01 Financial Statements and Exhibits                                   2

SIGNATURES                                                                    2

ITEM 8.01 OTHER EVENTS

On February 4, 2011 Casey Container Corp. entered into a Letter of Intent between the Company and CEG Fund. As per the Letter Of Intent (LOI) Casey Container Corp. will act as the Managing Partner of a new joint venture, Casey Container International, a new private company. Casey Container Corp. will be responsible to build, develop and manage all facilities worldwide.

Under the terms of the LOI, Casey Container Corp. will provide the management and expertise to engineer, build, develop and manage a group of preform and bottling manufacturing facilities at various locations worldwide. The new facilities will use Casey Container's biodegradable additive EcoPure(R) in the manufacturing of its preforms and bottles. In exchange CEG Fund will provide up to $65,504,400 to fund Casey Container International Operations.

The LOI is subject to standard due diligence by both parties and the expected signing of a Definitive Agreement by March 31, 2011, unless extended by mutual consent. There can be no guarantee or assurance that a Definitive Agreement will be agreed to and signed by the parties.

Management views this LOI as a major step forward for Casey Container Corp. that will enable the Company to immediately become an international brand in the biodegradable plastics field.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit
Number                            Description
------                            -----------
10.1                       CEG Fund Letter of Intent

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CASEY CONTAINER, CORP.


Date: March 1, 2011                By: /s/ Terry W Neild
                                       -----------------------------------------
                                   Name:  Terry W Neild
                                   Title: Chairman & CEO

                                       2